Exhibit 99.1

Benefit Street Partners Realty Trust and Capstead Mortgage Corporation to Merge

Combined company, Franklin BSP Realty Trust, to become fourth largest commercial mortgage REIT

NEW YORK, NY & DALLAS, TX – July 26, 2021 – Benefit Street Partners Realty Trust, Inc. (“BSPRT”), a publicly-registered, non-listed real estate investment trust (“REIT”), and Capstead Mortgage Corporation (NYSE: CMO) (“Capstead”), a REIT, today announced they have entered into a definitive merger agreement. Under the terms of the agreement, Capstead common stockholders will receive a cash payment equal to a 15.75% premium to Capstead’s diluted book value per share and shares of BSPRT common stock calculated on an adjusted “book-for-book” basis. The book values for Capstead and BSPRT used to calculate the cash consideration and exchange ratio will be set on a date prior to the closing of the transaction. Based on the June 30 adjusted book values per share,1 the implied cash payment would be $0.99 per share and the total value would be $7.30 per share, representing an implied 20% premium to the last reported sale price of Capstead common stock on the New York Stock Exchange (“NYSE”) on July 23, 2021.

The combined company, to be called “Franklin BSP Realty Trust” post-close, will transition the capital base of Capstead, a residential mortgage REIT, into commercial mortgage loans where BSPRT is focused. BSPRT’s external manager, Benefit Street Partners L.L.C. (“BSP”), a wholly-owned subsidiary of Franklin Resources, Inc. (“Franklin Templeton”), will manage the combined company following the completion of the transaction. Upon closing the transaction, which is expected in the fourth quarter of 2021, the combined company will become the fourth largest commercial mortgage REIT with nearly $2 billion of pro forma equity and its common stock will trade on the NYSE under the new ticker symbol FBRT.

Highlights of the Merger

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Transaction provides Capstead common stockholders with a cash payment at closing equal to a 15.75% premium to diluted book value per share and an ongoing ownership interest in Franklin BSP Realty Trust with the potential for higher returns and dividend yields.

•	Franklin BSP Realty Trust will be the 4th largest commercial mortgage REIT with nearly $2 billion of pro forma equity.

•

Transition to BSPRT’s strategy of originating commercial mortgage loans, which has delivered returns on equity in excess of 10%, is expected to generate higher returns with less volatility and lower leverage than Capstead’s current strategy.

[1]	Based on June 30, 2021 Capstead book value per share of $6.35 and BSPRT expected book value per share of $18.28.

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Franklin BSP Realty Trust will be externally managed by an experienced team of approximately 60 real estate credit investment professionals at BSP, led by Michael Comparato, BSP’s Head of Commercial Real Estate, and Franklin Templeton with significant investment and risk management expertise across the credit spectrum.

•	Franklin BSP Realty Trust will be publicly traded on the NYSE under the ticker FBRT, providing existing BSPRT stockholders greater access to liquidity.

•	A $100 million common stock repurchase program will be available post-closing to support the combined company’s common stock trading level.

Richard J. Byrne, President and Chief Executive Officer of BSPRT, said, “With the combined capital of BSPRT and Capstead, we are well positioned to capture opportunities ahead of us and create superior value for our stockholders. We believe our differentiated investment strategy, marked by a focus on middle market commercial real estate mortgages, provides us a significant competitive advantage with a large-scale, diverse portfolio that has delivered strong growth and attractive returns over the long term. Coupled with BSP’s strong deal sourcing and underwriting capabilities supported by Franklin Templeton’s world class sponsorship, the new Franklin BSP Realty Trust will be poised to benefit from the large and compelling commercial real estate lending market opportunity resulting from a significant volume of upcoming commercial real estate debt maturities.”

Phillip A. Reinsch, Chief Executive Officer of Capstead, said, “This transaction provides Capstead common stockholders with an immediate and sizable cash premium and significant opportunity to participate in the upside of the combined company as it establishes itself as one of the larger publicly-traded commercial mortgage REITs. After conducting a thorough strategic review, our Board concluded redirecting Capstead’s capital into commercial real estate lending by combining with a highly respected originator that has a strong track record and best-in-class sponsorship is an exciting opportunity. Combining with BSPRT will allow Capstead’s stockholders to transition into an ownership position in a leading commercial mortgage REIT capable of generating 10%-plus returns on equity that we believe has significant long-term growth potential.”

The combined company will be externally managed by BSP, a leading credit-focused alternative asset manager with approximately $32 billion of assets under management as of June 30, 2021. BSP is a wholly-owned subsidiary of Franklin Templeton, one of the largest independent asset managers in the world with over $1.5 trillion of assets under management as of June 30, 2021.

External manager BSP will fund approximately $75 million of the cash merger consideration to be paid for each share of Capstead common stock. The remaining cash consideration will be funded by BSPRT, which will also issue shares of the combined company’s common stock for each share of Capstead common stock based on an adjusted book-for-book exchange. The merger will be a taxable transaction for U.S. federal income tax purposes.

In addition to the above consideration, BSPRT will assume Capstead’s $100 million in unsecured borrowings maturing in 2035 and 2036 and $258 million of issued and outstanding 7.50% Series E cumulative redeemable preferred stock, which will be exchanged for new preferred shares of the combined company with the same terms.

BSPRT and BSP have committed to certain structural and market protections to support the combined company’s common stock performance following completion of the merger, including a 6-month lock-up for approximately 94% of the current shares of BSPRT common stock and a committed common stock repurchase plan of up to $100 million to support the combined company’s stock price beginning four weeks after closing, up to $35 million of which will be funded by BSP and Franklin Templeton.

The transaction has been unanimously approved by both companies’ Boards of Directors and is subject to customary closing conditions, including the approval of Capstead’s stockholders.

Credit Suisse is serving as financial advisor and Hunton Andrews Kurth LLP is serving as legal advisor to Capstead. Houlihan Lokey served as lead financial advisor, and Barclays served as financial advisor, to BSPRT. Hogan Lovells US LLP served as legal advisor to BSPRT.

Investor Conference Call

Capstead and BSPRT will hold a joint investor conference call on Monday, July 26, 2021 at 8:30 A.M. ET to discuss the merger. To access the conference call, dial toll free (877) 505-6547 in the U.S., (855) 669-9657 for Canada, or (412) 902-6660 for international callers and ask to join the Capstead Mortgage Corporation conference call. Please dial in approximately 10 minutes prior to the above start time. The audio replay will be available one hour after the end of the conference call. The replay can be accessed by dialing toll free (877) 344-7529 in the U.S., (855) 669-9658 for Canada, or (412) 317-0088 for international callers and entering conference number 10159055. A live audio webcast of the conference call can be accessed through a link in the investor relations section of Capstead’s website at www.capstead.com and BSPRT’s website at www.bsprealtytrust.com. Please allow extra time prior to the call to download and install audio software, if needed. An audio archive of the webcast will be available on each company’s website.

About Capstead

Formed in 1985 and based in Dallas, Texas, Capstead is a mortgage REIT that earns income from investing in a leveraged portfolio of residential adjustable-rate mortgage pass-through securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.

About Benefit Street Partners Realty Trust

Benefit Street Partners Realty Trust, Inc. (“BSPRT”) is a publicly-registered, private real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of June 30, 2021, BSPRT had over $3 billion of assets. BSPRT is externally managed by Benefit Street Partners L.L.C. For further information, please visit www.bsprealtytrust.com.

About Benefit Street Partners

Benefit Street Partners L.L.C. (“BSP”) is a leading credit-focused alternative asset management firm with over $32 billion in assets under management as of June 30, 2021. BSP manages assets across a broad range of complementary credit strategies, including private/opportunistic debt, structured credit, high yield, special situations, and commercial real estate. Based in New York, the BSP platform was established in 2008. BSP is a wholly owned subsidiary of Franklin Templeton. For further information, please visit www.benefitstreetpartners.com.

About Franklin Templeton

Franklin Resources, Inc. (NYSE:BEN) is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 165 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the company brings extensive capabilities in equity, fixed income, multi-asset solutions and alternatives. With offices in more than 30 countries and approximately 1,300 investment professionals, the California-based company has over 70 years of investment experience and over $1.5 trillion in assets under management as of June 30, 2021. For more information, please visit franklinresources.com.

Contacts

Investor:

Capstead Mortgage Corporation

Lindsey Crabbe, Investor Relations

(214) 874-2339

lcrabbe@capstead.com

Benefit Street Partners Realty Trust

Amy Theaumont

Vice President, Investor Relations

(617) 433-2543

a.theaumont@benefitstreetpartners.com

Media for Capstead

Sard Verbinnen & Co

Stephen Pettibone \ Cameron Seligmann

(212) 687-8080

Capstead-SVC@sardverb.com

Media for Benefit Street Realty Trust:

Prosek Partners: Kate Dillon

(518) 859-2892

kate.dillion@prosek.com

Franklin Templeton Corporate Communications

Rebecca Radosevich

(212) 632-3207

rebecca.radosevich@franklintempleton.com

Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “should,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the proposed transaction, including its financial and operational impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of Capstead or BSPRT stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction on a timely basis or at all and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the approval of the proposed transaction by holders of Capstead’s common stock; business disruption following completion of the merger; fluctuations in the adjusted book value per share of both Capstead and BSPRT; and the other risks and important factors contained and identified in Capstead’s and BSPRT’s filings with the Securities and Exchange Commission (“SEC”), including their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. Neither Capstead nor BSPRT undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated July 25, 2021, by and among BSPRT, Rodeo Sub I, LLC, Capstead and BSP. In connection with the proposed merger transaction, BSPRT expects to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Capstead that also constitutes a prospectus of BSPRT, which proxy statement/prospectus will be mailed or otherwise disseminated to Capstead’s common stockholders when it becomes available. BSPRT and Capstead also plan to file other relevant documents with the SEC regarding the proposed merger transaction. INVESTORS ARE URGED

TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. You may obtain a free copy of the proxy statement/prospectus and other relevant documents (if and when they become available) filed by BSPRT or Capstead with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by BSPRT with the SEC will be available free of charge on BSPRT’s website at www.bsprealtytrust.com or by contacting BSPRT’s Investor Relations at (844) 785-4393. Copies of the documents filed by Capstead with the SEC will be available free of charge on Capstead’s website at www.capstead.com or by contacting Capstead’s Investor Relations at (214) 874-2339.

Certain Information Regarding Participants

BSPRT and Capstead and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. You can find information about BSPRT’s executive officers and directors in BSPRT’s definitive proxy statement filed with the SEC on April 8, 2021, in connection with BSPRT’s 2021 annual meeting of stockholders. You can find information about Capstead’s executive officers and directors in Capstead’s definitive proxy statement filed with the SEC on April 1, 2021, in connection with its 2021 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from BSPRT or Capstead using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.